EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AMREP Corporation (the “Company”) on Form 10-Q for the period ended January 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 7, 2011

   /s/ Peter M. Pizza
Peter M. Pizza*
Vice President and
Chief Financial Officer

   /s/ Michael P. Duloc
Michael P. Duloc*

   /s/ John F. Meneough
John F. Meneough*

______________
* The Registrant is a holding company which does substantially all of its business through three indirect wholly-owned subsidiaries (and their subsidiaries).  Those indirect wholly-owned subsidiaries are AMREP Southwest Inc. (“ASW”), Kable Media Services, Inc. (“Kable”) and Palm Coast Data LLC (“Palm Coast”); ASW does not have a principal executive officer.  Michael P. Duloc is the principal executive officer of Kable and John F. Meneough is the principal executive officer of Palm Coast.  The Registrant has no chief executive officer.  Its executive officers include Peter M. Pizza, Vice President and Chief Financial Officer, and Michael P. Duloc and John F. Meneough, who may be deemed to be executive officers by reason of their positions with Kable and Palm Coast.